UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2011

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Cook Street Suite 400, Denver, Colorado 80206

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2011, the board of directors of StarTek, Inc. (the “Company”) appointed Robert Sheft and Benjamin L. Rosenzweig as members of the board of directors of the Company, effective immediately, in accordance with the terms of the Settlement and Standstill Agreement filed as Exhibit 10.1 of the Company’s Form 8-K filed on May 6, 2011.  A press release announcing the appointment of Mr. Sheft and Mr. Rosenzweig is filed as Exhibit 99.1 to the Company’s Form 8-K filed on May 6, 2011.

Mr. Rosenzweig will serve on the Compensation Committee and the Governance and Nominating Committee and Mr. Sheft will serve on the Audit Committee.   The board of directors believes that Mr. Sheft’s experience, background and financial expertise, including extensive experience founding, developing and managing companies, will allow Mr. Sheft to bring valuable expertise to the Company’s board of directors.  The board of directors believes that Mr. Rosenzweig’s experience, background and financial expertise, including extensive involvement with capital markets transactions and turnaround situations, will allow Mr. Rosenzweig to bring valuable expertise to the Company’s board of directors.

Mr. Sheft and Mr. Rosenzweig have not previously held any positions with the Company and there have been no related person transactions between Mr. Sheft and Mr. Rosenzweig and the Company.  Mr. Sheft and Mr. Rosenzweig have no family relationships with any director or executive officer of the Company.  There are no other arrangements or understandings with Mr. Sheft and Mr. Rosenzweig with respect to their appointments as a director.  If the Governance and Nominating Committee determines that Mr. Sheft and Mr. Rosenzweig are independent, they will be entitled to the Company’s standard director compensation, which is summarized in the Company’s proxy statement filed March 31, 2011 under the heading “Compensation of Directors”.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 11, 2011, the Company held its 2011 Annual Meeting of Stockholders.  At the Annual Meeting, the stockholders elected seven nominees to serve on the Board of Directors, ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011, approved by non-binding vote the compensation of the Company’s named executive officers and selected by non-binding vote an annual frequency for the vote on the compensation of the Company’s named executive officers.  The final voting results for each of these matters are set forth below:

1.               Election of Directors:

	Number of Shares Voted For	Number of Shares Withheld
Dr. Ed Zschau	10,277,977	1,931,708
P. Kay Norton	7,880,387	4,329,298
Albert C. Yates	7,880,363	4,329,322
Harvey A. Wagner	9,541,805	2,667,880
Christopher M. Smith	10,281,861	1,927,824
John R. Harris	10,277,961	1,931,724
A. Laurence Jones	9,535,961	2,673,724

There were 2,053,885 broker non-votes on the proposal for election of directors.

2.               Ratification of Appointment of Independent Registered Public Accounting Firm:

A total of 14,163,815 shares voted for, 62,453 shares voted against and 37,302 shares abstained from voting.  There were no broker non-votes on this matter.

3.               Approval by Non-Binding Vote of the Compensation of Named Executive Officers:

A total of 11,322,789 shares voted for, 865,750 shares voted against and 21,146 shares abstained from voting.  There were 2,053,885 broker non-votes on this matter.

4.               Approval by Non-Binding Vote of the Frequency of the Vote on the Compensation of Named Executive Officers:

A total of 11,074,466 shares voted for one year, 11,062 shares voted for two years, 1,105,613 shares voted for three years and 18,544 shares abstained from voting.  There were 2,053,885 broker non-votes on this matter.

The Company has considered the non-binding stockholder vote regarding the frequency of future non-binding votes on executive compensation and determined that it will hold a non-binding vote on its executive compensation every year until such time as the shareholders express a preference for a less frequent vote or such vote is no longer required by law or regulation, whichever shall first occur.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: May 11, 2011	By:	/s/ DAVID G. DURHAM
David G. Durham
Executive Vice President, Chief Financial Officer and Treasurer